UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2012

MASSEY EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53724	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2683 Via de la Valle, Suite G418, Del Mar, CA		92014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (403) 228-9909

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2012, the Delaware Secretary of State accepted for filing of a Certificate of Amendment to our Certificate of Incorporation to change our name from Massey Exploration Corp. to Nevada Gold Corp. and to effect a forward split of our issued and outstanding shares of common stock on the basis of 8.5 new for one (1) old, effective July 27, 2012.  As a result, our issued and outstanding shares of common stock will increase from 6,300,000 to 53,550,000 shares of common stock, par value of $0.001.  Our authorized share capital will remain the same.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

The name change and the forward split were approved on June 27, 2012 by our board of directors and 51.5% of the holders of our common stock by way of a written consent resolution.

The amendments are currently in review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY EXPLORATION CORP.

/s/ Merrill W. Moses
Merrill W. Moses
President and Director

Date: July 26, 2012